TAB 99 ASSIGNMENT AGREEMENT

THIS AGREEMENT MADE as of the 18th day of January A. D. 1999.

BETWEEN: The TAB 99 SYNDICATE comprising Lloyd Frizzell of Grants Pass, Oregon, David Vallandingham of Williams, Oregon, Richard Day of Salt Lake City, Utah, and Gemexport Limited an international business corporation incorporated under the laws of Barbados, having an office at the City of Grants Pass, Oregon, U.S.A. (hereafter collectively called "the Assignor")

                                OF THE FIRST PART

                                      -and-

          THE AMERICAS MINING CORPORATION, a body incorporated under the laws of the State of Utah, U.S.A., and having an office at Salt Lake City, Utah, U.S.A. (herein after called "the Assignee")

                               OF THE SECOND PART

     WHEREAS the Assignor is the beneficial owner of the following mining claims recorded in the name of Lloyd Frizzell:

          The TAB 99-1 through TAB 99-16 and TAB 99-25 claims located in Sec 15 Twp 41S Rng 9W of Willamette Meridian, Josephine County, Oregon and TAB 99-17 through TAB 99-24 and TAB 99-26 through TAB 99-31 claims located in Twp 18N Rng 4E of Humbolt Meridian, Del Norte County, California (hereinafter called the "Claims")

by virtue of a syndicate agreement dated December 1, 1998 (attached hereto as Exhibit "A" and made a part hereof and hereinafter called the "Syndicate Agreement.")

     AND WHEREAS the Assignor has agreed to assign to the Assignee and the Assignee has agreed to purchase the Assignor's interest in the Claims on the terms and conditions hereinafter set forth.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of one dollar now paid by the Assignee to the Assignor (receipt of which is hereby acknowledged by the Assignor) and of the covenants and agreements of the parties hereto hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

TRANSFER OF INTEREST

1.1 The Assignor hereby sells, assigns, transfers and conveys to the Assignee all of its interest in the Claims to have and to hold the same, together with all benefit and advantage to be derived therefrom.

1.2 The Assignee hereby purchases and accepts from the Assignor all its interest in the Claims.

1.3 The Assignor does not purport to convey and does not warrant any better title to the Claims hereby assigned than it now has or is entitled to receive but warrants and represents to the Assignee that it has not encumbered or alienated any of its interest in the Claims conveyed hereunder.

ASSIGNOR'S COVENANTS

2.1 The Assignor covenants and agrees with the Assignee that the Assignee shall have all the rights of the Assignor with respect to the Claims and without limiting the generality of the foregoing, shall have the right to explore and mine the properties contained within the Claims.

2.2 The Assignor consents and agrees with the Assignee that it shall indemnify and save harmless the Assignee from and against all claims, causes of action, suits and demands by any person or persons with respect to the Claims which arise or may arise as a result of or in any manner connected with an act or omission occurring prior to the date of this agreement.

ASSIGNOR'S REPRESENTATIONS

3.1 The Assignor represents and warrants that, as of the date of this agreement the Claims are duly recorded and are in good standing.

3.2 The Assignor represents and warrants that the assignment contained herein does not contravene or result in a breach of the Syndicate Agreement.

ASSIGNEE'S COVENANTS

4.1 The Assignee covenants and agrees that it shall, as part of the consideration for the within assignment issue common shares of its capital stock as now constituted to the members of the TAB 99 Syndicate in the amounts set forth below opposite their names:

                  Name                         Number of Shares
                  ----                         ----------------
                  Lloyd Frizzell                    100,000
                  David Vallandingham               100,000
                  Richard Day                       200,000
                  Gemexport Limited               2,000,000

4.2 The Assignee covenants and agrees with the Assignor that it shall assume the Assignor's obligations and burdens under the Claims and that it shall indemnity and save harmless the Assignor from and against all claims, causes of action, suits and demands by any person or persons with respect to the Claims.

MUTUAL CONVENANTS

5.1 The parties hereto mutually agree and covenant to exchange all relevant information concerning the Claims and the Syndicate Agreement in order that the provisions of the Claims and Syndicate Agreements be complied with and further agree that if the Assignee has received notice of a default and fails to remedy or dispute such default within 5 days of receipt of the said notice then the Assignor may, at the sole expense of the Assignee, remedy or dispute such default.

MISCELLANEOUS

6.1 This agreement shall be governed and construed in accordance with the laws of the State of Oregon.

6.2 This agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

6.3 The parties hereto agree to do such further and other acts and execute such further and other documents as may be necessary to carry out the true intent and meaning of this Agreement.

6.4 Notwithstanding anything contained herein this agreement shall be effective as of the 18th day of January 1999.

     IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.


TAB 99 SYNDICATE                                 THE AMERICAS MINING CORPORATION


Per: /s/ Lloyd Frizzell                           Per: /s/ Richard Day
   ------------------------------------              ---------------------------
         Lloyd Frizzell                                     Richard Day


Per: /s/ David Vallandingham
   ------------------------------------
         David Vallandingham


Per: /s/ Richard Day
   ------------------------------------
         Richard Day


GEMEXPORT LIMITED


Per: /s/ Jurg Keller
   ------------------------------------
         Jurg Keller